UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February  18, 2000


                                 C-COR.net Corp.
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                     0-10726                  24-0811591
(State or other jurisdiction of     (Commission File          (I.R.S. Employer
incorporation or organization)       Number)                 Identification No.)

  60 Decibel Road, State College, Pennsylvania               16801
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:            (814) 238-2461


         (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets

On February 18, 2000, the Registrant consummated its acquisition of Worldbridge Broadband Services, Inc., a Delaware corporation ("Worldbridge") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of January 19, 2000 by and among the Registrant, Worldbridge and C-COR.net Services Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub was merged (the "Merger") with and into Worldbridge, with Worldbridge being the surviving entity as a wholly owned subsidiary of the Registrant. As consideration for the Merger, each outstanding share of common stock of Worldbridge was converted into the right to receive .197249 shares of the Registrant's common stock, plus a right to receive a pro-rata portion of 160,356 shares that were issued into escrow, resulting in the issuance of 1,603,584 shares of the Registrant's common stock (including the escrowed shares). Outstanding options to acquire Worldbridge common stock were converted into stock options to acquire the Registrant's common stock, using a conversion ratio of .219166 shares of the Registrant's common stock for each share of Worldbridge common stock (with an appropriate adjustment to the exercise price) for an aggregate of stock options to acquire 196,416 shares of the Registrant's common stock. The nature and amount of consideration paid in connection with the Merger was determined based on arms length negotiations between the Registrant and Worldbridge. Assets acquired by the Registrant in the Merger consist primarily of cash, accounts receivable and equipment, which is used in Worldbridge's services operation and the Registrant continues to use such assets in the same manner. The Merger is being accounted for under the pooling-of-interests method of accounting and is a tax-free reorganization. The foregoing summary of the Merger is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated herein by reference.

Subsequent to the Merger, three former executives of Worldbridge signed employment agreements with Worldbridge (a wholly owned subsidiary of the Registrant). Paul Janson, who previously held the position of President and Chief Executive Officer of Worldbridge, became Vice President, Technical Services of Worldbridge following the Merger. Jimmy K. Wilkes, who previously held the position of Director, Inside Plant for Worldbridge, became Managing Director, Network Integration Services of Worldbridge following the Merger. Douglas R. Muench, who previously held the position of Director, Outside Plant for Worldbridge, retained such position following the Merger.

Item 7.  Financial Statements, Pro Forma Information and Exhibits

     (a)  Financial Statements of Business Acquired
     (b)  Pro Forma Financial Information

          Pursuant to Item 7(a) and Item 7(b), the Registrant is required to file certain financial statements with respect to the acquisition of Worldbridge and certain pro forma financial information. As of the date hereof, it is impractical to provide such financial statements, including the notes thereto, as well as the required pro forma financial information. The Registrant expects to file all such required financial statements and pro forma financial information as soon as it is practicable, and in any event within the time period required by Item 7(a).

     (c)  Exhibits.

          2.1 Agreement and Plan of Merger dated as of January 19, 2000 between the Registrant, C-COR.net Services Acquisition Corp. and Worldbridge Broadband Services, Inc

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            C-COR.net Corp.
                                     (Registrant)


                            /s/ David A. Woodle
                            ----------------------------------------------
Date: March 3, 2000         By:      David A. Woodle
                            Title:   President and Chief Executive Officer